INVESCO BALANCED RISK RETIREMENT 2030 FUND                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        21

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               1,377

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class A5              2,202
          Class B                 357
          Class C                 370
          Class C5                462
          Class R                 628
          Class R5                129
          Class Y                  76
          Institutional Class       3

74V.    1 Net asset value per share (to nearest cent)
          Class A               $7.81

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class A5              $7.81
          Class B               $7.74
          Class C               $7.73
          Class C5              $7.73
          Class R               $7.77
          Class R5              $7.77
          Class Y               $7.83
          Institutional Class   $7.84